Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2021 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

SANTA CLARA, CALIF.— September 2, 2020—Ambarella, Inc. (Nasdaq: AMBA), an AI vision silicon company, today announced financial results for its second quarter of fiscal year 2021 ended July 31, 2020.

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Revenue for the second quarter of fiscal 2021 was $50.1 million, down 11.2% from $56.4 million in the same period in fiscal 2020. For the six months ended July 31, 2020, revenue was $104.8 million, up 1.1% from $103.6 million for the six months ended July 31, 2019.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2021 was 61.8%, compared with 57.5% for the same period in fiscal 2020. For the six months ended July 31, 2020, GAAP gross margin was 60.1%, compared with 58.2% for the six months ended July 31, 2019.

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GAAP net loss for the second quarter of fiscal 2021 was $14.8 million, or loss per diluted ordinary share of $0.43, compared with GAAP net loss of $10.2 million, or loss per diluted ordinary share of $0.31, for the same period in fiscal 2020. GAAP net loss for the six months ended July 31, 2020 was $30.2 million, or loss per diluted ordinary share of $0.88. This compares with GAAP net loss of $27.5 million, or loss per diluted ordinary share of $0.84, for the six months ended July 31, 2019.

Financial results on a non-GAAP basis for the second quarter of fiscal 2021 are as follows:

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Gross margin on a non-GAAP basis for the second quarter of fiscal 2021 was 62.4%, compared with 58.1% for the same period in fiscal 2020. For the six months ended July 31, 2020, non-GAAP gross margin was 60.7%, compared with 58.8% for the six months ended July 31, 2019.

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Non-GAAP net income for the second quarter of fiscal 2021 was $2.1 million, or earnings per diluted ordinary share of $0.06. This compares with adjusted non-GAAP net income of $7.6 million, or earnings per diluted ordinary share of $0.22, for the same period in fiscal 2020. Non-GAAP net income for the six months ended July 31, 2020 was $3.4 million, or earnings per diluted ordinary share of $0.10. This compares with adjusted non-GAAP net income of $7.5 million, or earnings per diluted ordinary share of $0.22, for the six months ended July 31, 2019.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2021, ending October 31, 2020:

•	Revenue is expected to be between $52.0 million and $56.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 60.0% and 62.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $31.0 million and $33.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. The non-GAAP net income for fiscal year 2021 includes a change in non-GAAP tax rate calculation to exclude losses from jurisdictions where there is no tax benefit associated to improve alignment of the non-GAAP income tax to the non-GAAP income (loss) before tax. Accordingly, non-GAAP net income and non-GAAP earnings per share for the second quarter and year-to-date of fiscal year 2020 ended July 31, 2019 have been adjusted for the change in non-GAAP income tax effect and presented consistent with fiscal year 2021 presentation. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second quarter of fiscal 2021 was $410.7 million, compared with $411.3 million in the prior quarter and $375.8 million at the end of the same quarter a year ago.

“We are encouraged by the growing acceptance of our visual AI products, despite the economic consequences of the pandemic and the continuation of the geopolitical risks,” said Fermi Wang, President and CEO. “We remain confident 10% of our total revenue will be earned from CV products in fiscal year 2021. Moreover, our automotive sales funnel is beginning to build, with more than three dozen unique automotive customers assessing and/or developing CV-based products during Q2. Our automotive wins, year-to-date, represent lifetime revenue of approximately $200 million.”

Stock Repurchase

In the second quarter of fiscal year 2021, the company did not repurchase shares. During the second quarter of fiscal year 2021, Ambarella’s Board of Directors approved an extension of the prior $50.0 million repurchase program for an additional twelve months ending June 30, 2021. As of today, there are approximately $49.0 million available for repurchases under the program. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the second quarter of fiscal year 2021 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power System- on-Chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the third quarter of fiscal year 2021 ending October 31, 2020, and the comments of our CEO relating to consequences of the ongoing pandemic and geopolitical conditions, potential opportunities in the visual artificial intelligence, or AI, and computer vision, or CV, markets, market acceptance of the company’s visual AI and CV-based products and the company’s ability to generate design wins and potential revenue with such products, including in the automotive market, and the commercial success of our customers’ products in the automotive market and our ability to generate revenue from such customers. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as visual AI and computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2020 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2020 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2021, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2021, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue	$50,113	$56,410	$104,758	$103,598
Cost of revenue	19,155	23,973	41,780	43,308

Gross profit	30,958	32,437	62,978	60,290

Operating expenses:
Research and development	32,802	30,420	67,002	63,437
Selling, general and administrative	13,445	12,425	26,880	25,502

Total operating expenses	46,247	42,845	93,882	88,939
Loss from operations	(15,289)	(10,408)	(30,904)	(28,649)

Other income, net	1,280	2,195	2,558	4,391

Loss before income taxes	(14,009)	(8,213)	(28,346)	(24,258)

Provision for income taxes	747	1,978	1,873	3,244

Net loss	$(14,756)	$(10,191)	$(30,219)	$(27,502)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.43)	$(0.31)	$(0.88)	$(0.84)

Diluted	$(0.43)	$(0.31)	$(0.88)	$(0.84)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	34,480,307	32,860,974	34,280,318	32,676,509

Diluted	34,480,307	32,860,974	34,280,318	32,676,509

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$316	$320	$613	$587
Research and development	10,010	10,501	19,906	20,705
Selling, general and administrative	6,068	5,379	11,911	11,368

Total stock-based compensation	$16,394	$16,200	$32,430	$32,660

The difference between GAAP and non-GAAP gross margin was 0.6% and 0.6%, or $316,000 and $320,000, for the three months ended July 31, 2020 and 2019, respectively. The difference between GAAP and non-GAAP gross margin was 0.6% and 0.6%, or $613,000 and $587,000, for the six months ended July 31, 2020 and 2019, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
	(unaudited)
GAAP net loss	$(14,756)	$(10,191)	$(30,219)	$(27,502)

Non-GAAP adjustments:
Stock-based compensation expense	16,394	16,200	32,430	32,660
Income tax effect	450	1,589	1,198	2,371

Non-GAAP net income	$2,088	$7,598	$3,409	$7,529

GAAP - diluted weighted average shares	34,480,307	32,860,974	34,280,318	32,676,509
Non-GAAP - diluted weighted average shares	35,432,400	33,905,612	35,303,387	33,684,324

GAAP - diluted net loss per share	$(0.43)	$(0.31)	$(0.88)	$(0.84)
Non-GAAP adjustments:
Stock-based compensation expense	0.48	0.49	0.95	1.00
Income tax effect	0.01	0.05	0.03	0.07
Effect of Non-GAAP - diluted weighted average shares	—	(0.01)	—	(0.01)
Non-GAAP - diluted net income per share	$0.06	$0.22	$0.10	$0.22

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$220,647	$231,403
Marketable debt securities	190,056	173,345
Accounts receivable, net	23,275	18,487
Inventories	23,907	22,971
Restricted cash	10	9
Prepaid expenses and other current assets	3,503	4,975

Total current assets	461,398	451,190
Property and equipment, net	5,027	5,614
Deferred tax assets, non-current	10,212	10,400
Intangible assets, net	16,088	17,826
Operating lease right-of-use assets, net	8,691	9,935
Goodwill	26,601	26,601
Other non-current assets	5,381	5,710

Total assets	$533,398	$527,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	13,693	14,910
Accrued and other current liabilities	33,156	34,970
Operating lease liabilities, current	2,402	2,181
Income taxes payable	511	691
Deferred revenue, current	1,400	701

Total current liabilities	51,162	53,453
Operating lease liabilities, non-current	6,911	7,975
Other long-term liabilities	16,678	17,776

Total liabilities	74,751	79,204

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	301,195	261,220
Accumulated other comprehensive income	1,587	768
Retained earnings	155,850	186,069

Total shareholders’ equity	458,647	448,072

Total liabilities and shareholders’ equity	$533,398	$527,276